Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35697 and Form S-8 No. 333-97373) pertaining to the Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan of our report dated June 15, 2006, with respect to the financial statements of Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
Meaden & Moore, Ltd
Cleveland, Ohio
June 23, 2006